Exhibit 10.3

BOARD OBSERVER AND DIRECTOR NOMINATION AGREEMENT

THIS BOARD OBSERVER AND DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made as of October 17, 2018 (the “Effective Date”), between MARKER THERAPEUTICS, INC., a Delaware corporation formerly known as TapImmune Inc., a Nevada corporation (the “Company”), and NEW ENTERPRISE ASSOCIATES, INC. (the “Shareholder”). Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 3 hereof.

WHEREAS, effective as of the Effective Date, the Shareholder has purchased 5,000,000 shares of common stock, par value, $0.001 per share, of the Company (“Common Stock”) in a private placement of the Company with a group of institutional investors for an aggregate of 17,500,000 shares of Common Stock; and

WHEREAS, the Company has agreed to permit the Shareholder, for so long as the Shareholder Beneficially Owns at least 2,500,000 shares of Common Stock, par value, $0.001 per share, of the Company (the “Company Shares”), to have the right to designate one person as a board observer or to designate one person for nomination for election to the board of directors of the Company (the “Board”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.             Board Observer and Nominee to Board of Directors.

(a)          Subject to the terms and conditions of this Agreement, from and after the Effective Date and until a Termination Event (as defined below) shall have occurred, the Shareholder shall have the right, effective immediately, to designate one person to be either (i) appointed as a board observer (“Board Observer”), or (ii) appointed or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”). The Shareholder shall exercise these rights, in its sole discretion, from time to time by providing written notice to the Company. Ali Behbahani is hereby designated by the Shareholder to serve as a Board Observer, effective as of the Effective Date.

(b)          If the Shareholder has elected to designate one Board Observer, the Board Observer shall have the right to attend and participate in all meetings of the Board in a non-voting capacity, and the Company shall provide such Board Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Company provides to the Board, provided, however, that if the Board Observer does not, upon the written request of the Company, before attending any meetings of the Board, execute and deliver to the Company an agreement to abide by all Company policies applicable to members of the Board and a confidentiality agreement reasonably acceptable to the Company, the Board Observer may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company or confidential proprietary information of third parties that the Company is required to hold in confidence, or for other similar reasons. The Shareholder may revoke the designation of any person as the Board Observer at any time upon written notice to the Company after which the Shareholder shall be entitled to designate a replacement Board Observer.

(c)          A Board Observer shall serve under the terms of the Board Observer and Indemnification Agreement attached hereto as Exhibit 1 with such changes as may be agreed upon by the Company and the Board Observer.

(d)          At the sole discretion of the Shareholder, from and after the Effective Date and until a Termination Event shall have occurred, in lieu of designating a Board Observer, the Shareholder shall have the right to designate a Nominee to serve as a member of the Board. If the Shareholder provides written notice to the Company that it is exercising its right to designate a Nominee, the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, increasing the size of the Board, calling special meetings of the Board and the shareholders of the Company and recommending, supporting and soliciting proxies) to allow the Nominee to serve as a member of the Board. Such actions shall include ensuring that: (i) the Nominee is included in the Board’s slate of nominees to the shareholders of the Company for each election of Directors; and (ii) the Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of the Company or the Board with respect to the election of members of the Board.

(e)          If the Shareholder designates a Nominee to serve as a member of the Board, and such Nominee is thereafter appointed or elected to the Board, then the right of the Shareholder to appoint a Board Observer shall automatically terminate so long as the Nominee is serving as a member of the Board. If NEA has designated a person as a Board Observer, and thereafter designates a different person as a Nominee who becomes a member of the Board, then such person designated as Board Observer may continue in such capacity on an “at will” basis, until such time as the Board takes an affirmative action to remove such person as a Board Observer at the Board’s sole discretion.

(f)          Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee: (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws; (ii) if the Board or the nominating committee (if any) determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties or applicable Law or violate the Company’s Certificate of Incorporation; or (iii) unless such Nominee meets the Board’s reasonable standards for Directors generally and complies with the Board’s policies applicable to all Directors (it being understand that such Nominee shall not be required by the Board to be independent of the Company); provided, however, that, the Company shall promptly notify the Shareholder of the occurrence of such event and permit the Shareholder to provide an alternate Nominee sufficiently in advance of any Board action or any meetings of the Company’s shareholders called for the purpose of electing members of the Board, but in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the Company’s shareholders with respect to such election of members of the Board.

2

(g)          If a vacancy occurs, or a Nominee fails to be elected, in either case because of the death, disability, disqualification, resignation or removal of a Nominee or for any other reason, the Shareholder shall be entitled to designate such person’s successor, and the Company shall, within ten (10) days of such designation, take all necessary and desirable actions within its control such that such vacancy shall be filled with such successor Nominee, it being understood that any such successor designee shall serve the remainder of the term of the director whom such designee replaces. The Shareholder shall not be obligated to designate a director Nominee pursuant to this Agreement but the failure to do so shall not constitute a waiver of its rights hereunder.

(h)          The Company shall pay the reasonable, documented out-of-pocket expenses incurred by each Board Observer or Nominee in connection with his or her services provided to or on behalf of the Company, including attending meetings (including committee meetings) or events attended on behalf of the Company at the Company’s request.

(i)          The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as any Board Observer serves in such capacity, or a Nominee nominated pursuant to the terms of this Agreement serves as a member of the Board, maintain such coverage with respect to such members of the Board and/or Board Observer.

(j)          For so long as any Nominee serves as a member of the Board, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Nominee nominated pursuant to this Agreement as and to the extent consistent with applicable law, including but not limited to any provisions of the Company Charter (whether such right is contained in the Company Charter or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 2.            Termination. Notwithstanding anything to the contrary contained herein, upon (i) a Change of Control Transaction, or (ii) the Shareholder (together with its Affiliates and permitted assignees) ceases to Beneficially Own less than 2,500,000 Company Shares (“Termination Event”), then this Agreement shall expire and terminate automatically; provided, however, that Sections 1(h), (i), and (j) and Sections 11 and 12 shall survive the termination of this Agreement.

Section 3.            Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

3

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended.

“Board” has the meaning set forth in the recitals.

“Board Observer” has the meaning set forth in Section 1(a).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Change of Control Transaction” means a merger, consolidation or other similar transaction or series of transactions to which the Company is a party, regardless of whether the Company is the surviving Person in such transaction, pursuant to which the holders of shares of Common Stock immediately prior to such transaction (including for this purpose the Shares issuable on conversion of notes and exercise of options and warrants ) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction.

“Common Stock” has the meaning set forth in the recitals.

“Company Shares” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Charter” means the Company’s Certificate of Incorporation, as in effect at the Effective Date, as the same may be amended from time to time.

“Effective Date” has the meaning set forth in the preamble.

“Nominee” has the meaning set forth in Section 1(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Shareholder” has the meaning set forth in the preamble.

“Termination Event” has the meaning set forth in Section 3.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Company Shares.

Section 4.            Assignment; Benefit of Parties; Transfer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Shareholder. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

4

Section 5.            Remedies. The Company and the Shareholder shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages may not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Shareholder shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 6.            Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Shareholder at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

(a)	If to the Company:

Marker Therapeutics, Inc.

5 W. Forsyth Street, Suite 200

Jacksonville FL 32202

Attention: CEO

with a copy to:

Seyfarth Shaw LLP

700 Milam, Suite 1400

Houston TX 77002

Attention: Paul Pryzant

(b)	If to the Shareholder:

New Enterprise Associates, Inc.

5425 Wisconsin Ave, Suite 800

Chevy Chase, MD 20815

Attention: Ali Behbahani

with a copy to:

New Enterprise Associates, Inc.

5425 Wisconsin Ave, Suite 800

Chevy Chase, MD 20815

Attention: Chief Legal Officer

5

Section 7.            Adjustments. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shares as so changed.

Section 8.            No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 9.             Further Assurances. Each of the parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 10.          Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 11.           Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 12.           Mutual Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THE PARTIES HERETO RELATING TO THIS AGREEMENT SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 13.           Complete Agreement; Inconsistent Agreements. This Agreement represents the complete agreement between the parties hereto as to all matters covered hereby and supersedes any prior agreements or understandings between the parties.

Section 14.            Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6

Section 15.           Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholder unless such modification is approved in writing by the Company and the Shareholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 16.           Enforcement. Each of the parties hereto covenant and agree that the disinterested Directors of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

[SIGNATURE PAGES FOLLOW]

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed on the day and year first above written.

Company:

Marker Therapeutics, Inc. (f/k/a TapImmune Inc.)

By:	/s/ Peter Hoang
Peter Hoang, CEO

Signature Page to Board Observer and Director Nomination Agreement

Shareholder:

New Enterprise Associates 16, L.P.
By: NEA Partners 16, L.P.
By: NEA 16 GP, LLC

By:	/s/ Louis Citron
Louis Citron, Chief Legal Officer

Signature Page to Board Observer and Director Nomination Agreement

EXHIBIT 1

BOARD OBSERVER AND INDEMNIFICATION AGREEMENT

This Board Observer and Indemnification Agreement (this “Agreement”) is made as of October 17, 2018 (the “Effective Date”), between MARKER THERAPEUTICS, INC., a Delaware corporation formerly known as TapImmune, Inc., a Nevada corporation (the “Company”), and ALI BEHBAHANI (“Observer”).

WHEREAS, pursuant to a Board Observer and Director Nomination Agreement (the “Nomination Agreement”) dated as of the Effective Date between the Company and New Enterprise Associates, Inc. (the “Shareholder”), the Shareholder has the right to designate a non-voting observer who will be entitled to attend and participate in all meetings of the Company’s Board of Directors (the “Board”), with such further rights and upon such further restrictions as set forth in the Nomination Agreement; and

WHEREAS, the Shareholder has appointed Observer as the non-voting observer pursuant to the Nomination Agreement.

NOW, THEREFORE, in consideration of the foregoing, and in accordance with the terms of the Nomination Agreement, the Company and Observer hereby agree as follows:

1.            Board Observer Rights.

(a)          The Company agrees that it will invite Observer to attend, in a non-voting observer capacity, all meetings of the Board for the purposes of permitting Observer to have current information with respect to the affairs of the Company and the actions taken by the Board and Observer to provide input and advice with respect thereto (the “Approved Purposes”). Observer shall have the right to be heard at any such meeting, but in no event shall Observer: (i) be deemed to be a member of the Board; (ii) have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action; or (iii) except as expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders or any duties (fiduciary or otherwise) otherwise applicable to the directors of the Company.  As a non-voting observer, Observer will also be provided (concurrently with delivery to the directors of the Company and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials or information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of meeting (except to the extent Observer has been excluded therefrom pursuant to clause (c) below).

(b)          If a meeting of the Board is conducted via telephone or other electronic medium (e.g., videoconference), Observer may attend such meeting via the same medium; provided, however, that it shall be a material breach of this Agreement by Observer to provide any other person access to such meeting without the Company’s express prior written consent (which consent may be by e-mail).

(c)          Notwithstanding the foregoing, the Company may exclude Observer from access to any material or meeting or portion thereof if: (i) the Board concludes in good faith, upon advice of the Company’s counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and Observer (assuming Observer were a member of the Board) would not meet the then-applicable standards for independence adopted by the NASDAQ Capital Market, or such other exchange on which the Company’s securities are then traded.

(d)          The Company shall reimburse Observer for all reasonable out-of-pocket expenses incurred by Observer in connection with attendance at Board meetings. All reimbursements payable by the Company pursuant to this Section 1(d) shall be paid to Observer in accordance with the Company’s policies and practices with respect to director expense reimbursement then in effect; provided, however, that any such reimbursement shall be paid to Observer no later than comparable compensation or reimbursement is paid to the members of the Board.

(e)          The rights described in this Section 1 shall terminate upon: (i) the occurrence of a Termination Event as defined in the Nomination Agreement; (ii) any material violation of the terms of this Agreement by Observer which (A) remains uncured within ten business days after receipt of notice thereof, or (B) if such violation is not subject to cure, directly causes harm to the Company in the Board’s sole and absolute discretion; or (iii) the death or disability of Observer.

2.            Confidential Treatment of Company Confidential Information.

(a)          In consideration of the Company’s disclosure to Observer of information which is not publicly available concerning the Company for the Approved Purposes, Observer agrees that this Agreement will apply to all information, in any form whatsoever, disclosed or made available to Observer concerning the Company, its affiliates and/or the Approved Purposes (“Confidential Information”).

(b)          Except as otherwise provided herein, Observer agrees: (i) to hold Confidential Information in strict confidence; (ii) not to disclose Confidential Information to any third parties; and (iii) not to use any Confidential Information for any purpose except for the Approved Purposes. Observer may disclose the Confidential Information to the Shareholder and its responsible agents, advisors, affiliates and representatives with a bona fide need to know (“Representatives”), but only to the extent necessary for the Approved Purposes. Observer agrees to instruct all such Representatives not to disclose such Confidential Information to third parties without the prior written permission of the Company. Observer will, at all times, remain liable under the terms of this Agreement for any unauthorized disclosure or use by any of its Representatives of Confidential Information provided to such Representatives by Observer.

3.            Exempted Disclosure. The foregoing restriction on the use and nondisclosure of Confidential Information will not include information which: (i) is, or hereafter becomes, through no act or failure to act on the part of Observer, generally known or available to the public; (ii) was acquired by Observer before receiving such information from the Company, without restriction as to use or disclosure; (iii) is hereafter furnished to Observer by a third party, without, to Observer’s knowledge, restriction as to use or disclosure; (iv) such information was independently developed by Observer; or (v) is required or requested to be disclosed pursuant to judicial, regulatory or administrative process or court order, provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, Observer gives the Company prompt notice of such required disclosure so that the Company may challenge the same.

4.            Return of Confidential Information. Following the termination of the rights of Observer described in Section 1 and upon request of the Company, Observer will promptly: (i) return to the Company all physical materials containing or consisting of Confidential Information and all hard copies thereof; and (ii) destroy all electronically stored Confidential Information in Observer’s possession or control. Observer may retain in his confidential files one copy of any item of Confidential Information in order to comply with any legal, compliance or regulatory requirements. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of Observer from such information, will remain subject to the confidentiality obligations set forth in this Agreement indefinitely.

2

5.            Disclaimer. All Confidential Information is provided to Observer “AS IS” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof. The Company will have no liability to Observer resulting from the reliance on the Confidential Information by Observer or any third party to whom such Confidential Information is disclosed.

6.            Company Ownership of Confidential Information. Observer acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Therefore, in the event of any breach of this Agreement, the Company is entitled to seek all forms of equitable relief (including an injunction and order for specific performance), in addition to all other remedies available at law or in equity.

7.            Observer and Representative Compliance with Securities Laws. Observer agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and Observer will not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Observer agrees to instruct all of his Representatives to whom he discloses Confidential Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law.

8.            Indemnity. The Company will indemnify and hold harmless Observer from and against any losses, claims, damages, liabilities and expenses to which Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, relate to, or are based upon Observer’s designation or attendance as a non-voting observer at meetings of the Board, Observer’s receipt of materials or information under this Agreement, or Observer’s exercise of his rights under this Agreement. The Company will pay or reimburse Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including, without limitation, for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. In furtherance of the rights set forth in this Section 8, the Company agrees that it will enter into an Indemnification Agreement with Observer, which shall be on the form of the Indemnification Agreement provided to each of the members of the Board.

9.            Insurance. For the duration of Observer’s appointment as Observer of the Company, and thereafter for the duration of the applicable statute of limitations, the Company shall cause to be maintained in effect a policy of liability insurance coverage for Observer against liability that may be a Company shall provide Observer or his counsel with a copy of all directors’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials. Notwithstanding the foregoing, the Company may, but shall not be required to, create a trust fund, grant a security interest, or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

3

10.           Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.           Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Observer at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If to the Company:

Marker Therapeutics, Inc.

5 W. Forsyth Street, Suite 200

Jacksonville FL 32202

Attention: CEO

with a copy to:

Seyfarth Shaw LLP

700 Milam, Suite 1400

Houston TX 77002

Attention: Paul Pryzant

If to the Observer:

Ali Behbahani

New Enterprise Associates, Inc.

5425 Wisconsin Ave, Suite 800

Chevy Chase, MD 20815

with a copy to:

New Enterprise Associates, Inc.

5425 Wisconsin Ave, Suite 800

Chevy Chase, MD 20815

Attention: Chief Legal Officer

12.           Entire Agreement. This Agreement, together with the Nomination Agreement, constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.

4

13.           Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect pursuant to Section 1(e) hereof. Notwithstanding the provisions of this Section 13, the provisions of Sections 2, 3, 4, 6, 7, 8, 9, 10, 12 and this Section 13 shall survive any termination or expiration of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

5

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

Company:

Marker Therapeutics, Inc. (f/k/a TapImmune Inc.)

By:
Peter Hoang, CEO

Observer:

Ali Behbahani

Signature Page to Board Observer and Indemnification Agreement